Exhibit 10.1

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of June 1, 2021, by and among Crexendo, Inc., a Nevada corporation (“Parent”), Steven G. Mihaylo, the majority stockholder of Parent (the “Stockholder,” and each transferee that becomes a party hereto as a “Stockholder” pursuant to Section 5.13 below, as listed on Schedule A, also a “Stockholder”) and David Wang in his capacity as Stockholder Representative pursuant to the Merger Agreement (defined below). Parent, Stockholder and the NetSapiens Stockholder Representative are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties are entering into this Agreement in connection with that certain Agreement and Plan of Merger and Reorganization, dated March 5, 2021 (if and as amended, the “Merger Agreement”), by and among Parent, NetSapiens, Inc., a Delaware corporation (the “Company”), Crexendo Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub I”), Crexendo Merger Sub, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”) and David Wang as Stockholder Representative therein, providing for, among other things, a statutory merger of Merger Sub I with and into the Company (the “First Merger”), and, as part of the same overall transaction, the surviving corporation in the First Merger would merge with and into Merger Sub II (the “Second Merger,” and together with the First Merger, the “Mergers”) pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement, Parent has agreed to (i) include the NetSapiens Board Designee (as defined in the Merger Agreement) as a nominee to the board of directors of Parent (the “Board”) on each slate of nominees for election to the Board proposed by the management of Parent, (ii) recommend the election of the NetSapiens Board Designee to the stockholders of Parent, and (iii) otherwise use its reasonable best efforts to cause the NetSapiens Board Designee to be elected to the Board; and

WHEREAS, as a condition to the Closing, the Company has required that Stockholder, and Stockholder has agreed to, execute and deliver this Agreement with respect to the shares of common stock, par value $0.001 per share, of Parent (“Parent Common Stock”) Beneficially Owned (as defined below) by Stockholder and set forth below Stockholder’s signature on the signature page hereto (the “Original Shares” and, together with any additional shares of Parent Common Stock pursuant to Section 3 hereof, the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth below and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Voting Provisions Regarding the Board.

1.1 Definitions. For purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases, and correlative forms shall have the meanings assigned to them in this Section 1.1.

(a) “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance). For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall also include record ownership of securities.

(b) “Beneficial Owner” shall mean the Person who Beneficially Owns the referenced securities.

(c) “Person” shall mean an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity.

1.2 Board Composition. Stockholder agrees, at any annual or special meeting of Parent called with respect to the election and removal of directors of the Parent, and at every adjournment or postponement thereof, and on every action or approval by written consent or consents of Parent stockholders with respect to the election and removal of directors of the Parent, to vote or cause the holder of record to vote the Shares in favor of the NetSapiens Board Designee’s election to the Board.

1.3 NetSapiens Board Designee. The initial NetSapiens Board Designee shall be Anand Buch, who shall be elected to the Board immediately following the First Effective Time. Subsequent NetSapiens Board Designees will be designated from time to time by such Company equityholders that either: (a) received shares of Parent Common Stock at the First Effective Time, or (b) exercised options to purchase Parent Common Stock issued at the First Effective Time, holding a majority of the total Parent Common Stock then held collectively by such Company equityholders (the “Designating Company Equityholders”), as communicated to Parent by the then-serving Stockholder Representative. Any such NetSapiens Board Designee shall be subject to the approval of Parent (which approval shall not be unreasonably conditioned, withheld or delayed). No subsequent NetSapiens Board Designee shall be elected to the Board until the then-serving NetSapiens Board Designee has been removed from the Board, either by way of resignation, removal or death.

1.4 Failure to Designate a Board Member. In the absence of any designation from the Designating Company Equityholders that is acceptable to Parent (which approval shall not be unreasonably conditioned, withheld or delayed), the director previously designated by them and then serving shall be reelected if willing to serve unless such individual has been removed as provided herein, and otherwise such Board seat shall remain vacant until otherwise filled as provided above.

1.5 Removal of Board Members. Stockholder also agrees to vote, or cause to be voted, the Shares in whatever manner as shall be necessary to ensure that:

(a) no director elected pursuant to Section 1.2 of this Agreement may be removed from office other than for cause unless such removal is directed or approved by the Designating Company Equityholders;

(b) any vacancies created by the resignation, removal or death of the NetSapiens Board Designee elected pursuant to Section 1.2 shall be filled pursuant to the provisions of this Section 1; and

(c) upon the request of the Designating Company Equityholders to remove the NetSapiens Board Designee, such director shall be removed.

Stockholder agrees to execute any written consents required to perform the obligations of this Section 1.

1.6 No Liability for Election of Recommended Directors. Stockholder shall not have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

2. Remedies.

2.1 Covenants of the Parent. The Parent agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the Parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Parent’s best efforts to cause the nomination and election of NetSapiens Board Designee as provided in this Agreement.

2.2 Irrevocable Proxy and Power of Attorney. Stockholder hereby appoints Stockholder Representative and any designee of Stockholder Representative, and each of them individually, until the Expiration Time (as defined below) (at which time this proxy shall automatically be revoked), its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with Section 1. This proxy and power of attorney is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Stockholder shall be irrevocable until the Expiration Time, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by Stockholder with respect to the Shares. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death, or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate at the Expiration Time.

2.3 Specific Enforcement. Each Party acknowledges and agrees that each Party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the Parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Parent, Stockholder Representative and Stockholder shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

2.4 Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

3. Additional Shares. Stockholder agrees that all shares of Parent Common Stock that Stockholder purchases, acquires the right to vote, or otherwise acquires Beneficial Ownership of after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement and shall constitute Shares for all purposes of this Agreement. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares, or the like of the capital stock of Parent affecting the Shares, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be deemed to be “Shares” for all purposes of this Agreement.

4. Termination. This Agreement shall terminate upon the earliest to occur of (the “Expiration Time”): (a) that date on which the Company equityholders that received shares of Parent Common Stock at the First Effective Time fail to collectively Beneficially Own at least Five Percent (5%) of Parent’s total issued and outstanding shares of common stock any time after the Closing; and (b) the termination of this Agreement by mutual written consent of the Parties. Nothing in this Section 4 shall relieve or otherwise limit the liability of any Party for any intentional breach of this Agreement prior to such termination.

5. Miscellaneous.

5.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

5.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 5.5):

Crexendo, Inc.
1615 South 52nd Street
Tempe, AZ 85281
Attention: Jeffrey Korn, General Counsel
Email: jkorn@crexendo.com

with a copy (which shall not constitute notice) to:

Squire Patton Boggs (US) LLP
1 E. Washington St., Suite 2700
Phoenix, Arizona 85004
Attention: Matthew M. Holman, Esq.
Email: matthew.holman@squirepb.com

Stockholder Representative:

David Wang
PO Box 8588
LA Jolla, CA 92038
Email: david@wangsfamily.net

with a copy (which shall not constitute notice) to:

Procopio, Cory, Hargreaves & Savitch LLP
525 B Street, Suite 2200
San Diego, California 92101
Attention: William W. Eigner, Esq.
Email: william.eigner@procopio.com

If to Stockholder, to the address or email address set forth for Stockholder on the signature page or Schedule A hereof.

5.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

5.7 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.8 Entire Agreement. This Agreement and the Merger Agreement constitute the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

5.9 Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

5.10 Further Assurances. At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to carry out the intent of the parties hereunder.

5.11 Submission to Jurisdiction. Each of the Parties hereto irrevocably agrees that any legal action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns shall be brought and determined exclusively in the state or federal courts located in the County of Clark, State of Nevada. Each of the Parties hereto agrees that mailing of process or other papers in connection with any such legal action in the manner provided in Section 5.5 or in such other manner as may be permitted by applicable laws, will be valid and sufficient service thereof. Each of the Parties hereto hereby irrevocably submits with regard to any such legal action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any legal action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 5.11; (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise); and (iii) to the fullest extent permitted by the applicable law, any claim that (x) the suit, action, or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action, or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

5.12 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

5.13 Transfers.

(a) Each transferee or assignee of any Shares subject to this Agreement in a private transaction (i.e., not made via sale into the public market) shall, together with the number of Shares transferred to such Stockholder, be listed on Schedule A, and shall continue to be subject to the terms hereof, and, as a condition precedent to the Parent’s recognition of such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder. Parent shall not permit the private transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 5.13. Each certificate, instrument, or book entry representing the Shares subject to this Agreement, including any Shares issued on or after the date of this Agreement or Shares transferred in a private transaction as provided for in this Section 5.13, shall be notated with the following legend:

“THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The foregoing legend may be not be removed by Parent without the consent of Stockholder Representative except in the event of a sale of Shares into the public market.

(b) (i) Following the date that is ten (10) years after the date hereof, the provisions of Section 5.13(a) shall not apply to any transfer occurring as a result of the death or disability of Stockholder or (ii) the provisions of Section 5.13(a) shall not apply to any transfer made by Stockholder to a trust or other entity for the benefit of any Person that is qualified as a charitable organization under Section 501(c)(3) of the Code, or a family foundation established by or on behalf of one or more of the Shareholders for the purpose of making charitable gifts or donations to Persons that are qualified as charitable organizations under Section 501(c)(3) of the Code.

5.14 Consent Required to Amend, Modify, Terminate or Waive. This Agreement may be amended, modified or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) Parent; (b) Stockholder; and (c) Stockholder Representative; provided that the consent of a Party shall not be required for any amendment, modification, termination or waiver if such amendment, modification, termination, or waiver is not directly applicable to the rights of such Party hereunder.

5.15           Costs of Enforcement. If any Party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

CREXENDO, INC.
By /s/ Jeffrey G. Korn . Name: Jeffrey G. Korn Title: Secretary
STOCKHOLDER REPRESENTATIVE /s/ David Wang . Name: David Wang STOCKHOLDER

/s/ Steven G. Mihaylo .
Name: Steven G. Mihaylo
Number of Shares of Parent Common Stock Beneficially Owned as of the date of this Agreement: 10,298,468
Number of Options Beneficially Owned as of the date of this Agreement: 116,234
Street Address: 1615 S. 52nd Street
City/State/Zip Code: Tempe, AZ 85281
Email: smihaylo@crexendo.com

Signature Page to Voting Agreement

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on _______________, 20__, by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement dated as of June 1, 2021 (the “Agreement”), by and among Parent, Stockholder and Stockholder Representative, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows:

1.1
Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of Parent (the “Stock”) as a transferee of Shares from a Stockholder in such party’s capacity as a “Stockholder” bound by the Agreement, and after such transfer, Holder shall be considered a “Stockholder” for all purposes of the Agreement.

1.2
Agreement. Holder hereby (a) agrees that the Shares and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3
Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED

By:	PARENT:
Name:
Title:	By:
Address:	Name:
Title:
Email:
STOCKHOLDER REPRESENTATIVE

SCHEDULE A

Transferee Stockholders:

Name: _____________

Number of Shares of Parent Common Stock Beneficially Owned as a result of a transfer under Section 5.13: _________

Address:

Name: _____________

Number of Shares of Parent Common Stock Beneficially Owned as a result of a transfer under Section 5.13: _________

Address:

Signature Page to Voting Agreement